AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 15, 2001
                                                   REGISTRATION NO. 333-
                                                                        --------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                     PENN ENGINEERING & MANUFACTURING CORP.
                     --------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                     23-0951065
--------------------------------         ---------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

                                  P.O. Box 1000
                           Danboro, Pennsylvania 18916
                                 (215) 766-8853
          -------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                 Kenneth A. Swanstrom, Chairman of the Board and
                             Chief Executive Officer
                     Penn Engineering & Manufacturing Corp.
                                  P.O. Box 1000
                           Danboro, Pennsylvania 18916
                                 (215) 766-8853
            ---------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy to:
                          Frederick W. Dreher, Esquire
                          Duane, Morris & Heckscher LLP
                             4200 One Liberty Place
                      Philadelphia, Pennsylvania 19103-7396
                                 (215) 979-1234
                               -------------------

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         ------------------------------

                                               CALCULATION OF REGISTRATION FEE

========================================================================================================================
       Title of each                                  Proposed maximum          Proposed maximum
    class of securities           Amount to               offering                 aggregate               Amount of
     to be registered          be registered(1)       price per unit(2)         offering price(2)       registration fee
------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.01 par value                1,000,000 shares            $16.50                  $16,500,000               $4,125
========================================================================================================================


(1) This registration statement registers shares to be offered and sold under the Company's Dividend Reinvestment and Stock Purchase Plan. This registration statement also registers such additional shares as may be required to be issued under the Plan in the event of a stock dividend, stock split, reclassification, or other similar event.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based on $16.50, the average of the reported high and low sales prices of the Common Stock of the Company on the New York Stock Exchange on November 13, 2001.

                             -----------------------

     [CIRCLE GRAPHIC OMITTED]

     DIVIDEND
     REINVESTMENT AND
     STOCK PURCHASE
     PLAN


                                             [CIRCLE GRAPHIC OMITTED]

                                             [PENN ENGINEERING LOGO]

                                             This Plan gives you a convenient,
                                             systematic way to purchase our
                                             Common Stock

                                             You can increase your ownership
                                             by reinvesting dividends and by
                                             making voluntary cash purchases
                                             with all fees paid by the Company
                                             other than a $5.00 service charge
                                             on voluntary cash purchases

                                             November 15, 2001



--------------------------------------------------------------------------------
                                   PROSPECTUS

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.
            Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

                         [Penn Engineering Logo Omitted]


                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                        1,000,000 Shares of Common Stock

     This Prospectus relates to 1,000,000 shares of Common Stock of PennEngineering (the "Company") being offered to the stockholders of the Company in connection with the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The Plan provides stockholders with a convenient and economical method of increasing their equity ownership in the Company by investing cash dividends and voluntary cash payments in additional shares of the Company's Common Stock (non-voting) without paying any brokerage commissions or administrative fees other than a $5.00 service charge each time a voluntary cash purchase is made under the Plan. This Plan will commence on November 15, 2001.

     The Plan permits dividends on the Company's Common Stock and Class A Common Stock to be reinvested to purchase additional shares of Common Stock beginning on any dividend payment date. Stockholders may also make voluntary cash payments at any time of not less than $50 per month or more than $3,000 per month to purchase shares of Common Stock. Voluntary cash payments will be invested in Common Stock as often as monthly as described in this Prospectus. No shares of Class A Common Stock may be purchased through the Plan. A participant may make voluntary cash payments whether or not the participant authorizes the reinvestment of dividends. Shares of Common Stock purchased under the Plan will be either shares purchased on the open market or shares purchased from the Company.

     Amounts are invested at a price equal to (a) in the case of shares purchased on the open market for allocation to the accounts of the Plan participants as of an investment date, the weighted average price of the shares of Common Stock purchased by the Plan administrator for that investment date or
(b) in the case of shares purchased from the Company, the average of the closing prices of the Common Stock on the New York Stock Exchange for the five trading days preceding the 15th day of the month. Any brokerage commissions resulting from open market purchases will be paid by the Company.

     Stockholders electing to participate in the Plan may also deposit certificates representing shares of Common Stock held outside the Plan into the Plan for safekeeping purposes and sell shares of Common Stock credited to their accounts through the Plan.

     Stockholders who elect not to reinvest their dividends will continue to receive cash dividends, as and when declared.

     This Prospectus sets forth the provisions of the Plan and, therefore, it is recommended that participants in the Plan retain this Prospectus for future reference. The Plan is administered by First Union National Bank, Equity Services Group ("First Union"), at the expense of the Company.

                                 ---------------

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission by the Company are hereby incorporated in and made a part of this Prospectus by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000;

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001; and

     (c) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form S-2 under the caption "Description of Capital Stock" filed with the Commission under the Securities Act of 1933 on May 22, 1996.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all documents incorporated in this Prospectus by reference, other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents. Written requests should be directed to:

                                Richard F. Davies
                                    Treasurer
                                 PennEngineering
                                  P.O. Box 1000
                           Danboro, Pennsylvania 18916
                                 (215) 766-3605

                                   THE COMPANY

     PennEngineering provides value-added solutions to leading worldwide manufacturers of telecommunications, electronics, computers, and automobiles. The Company operates in three distinct areas: manufacture and sale of PEM(R) specialty fasteners, manufacture and sale of Pittman(R) dc motors, and distribution of fastening and related items. PennEngineering(R) products are used by Fortune 500 and 1000 companies in over 40 countries.

     The Company was organized in 1942 as a Delaware corporation under the name Penn Engineering & Manufacturing Corp. and does business under the name PennEngineering. PennEngineering is a global company headquartered in Danboro, Pennsylvania with additional facilities in Harleysville, Pennsylvania, Winston-Salem, North Carolina, Kent, Ohio, Oxnard, California, Doncaster, England, Galway, Ireland, and Singapore.

     The Company's principal executive offices are located at 5190 Old Easton Road, Danboro, Pennsylvania 18916, and its telephone number is (215) 766-8853.

     PEM(R) Fastening Systems

     PEM(R) brand self-clinching fasteners are used in communications equipment, computer cabinetry, power supplies, instrumentation, and industrial controls. This division includes the PEMSERTER(R) Systems segment, which develops and sells automated installation equipment for the rapid, accurate installation of PEM(R) fastener products. Through Company-owned and independent distributors, the Company's fastener products are stocked and sold in 40 countries of the world.

     Atlas Engineering, acquired in April 2000, designs, manufactures, and sells blind threaded rivets for applications where only one side of a section is accessible. Atlas' fasteners are used extensively in automotive, aerospace, appliance, outdoor equipment, and other markets where strong, reliable, threaded, front-side attachment is required.

     Pittman(R) dc motors

     High-performance permanent magnet brush-commutated dc and brushless dc
(BLDC) motors are manufactured by the Pittman division and are used in electronic, medical, data storage, and office automation equipment.

     Distribution

     The Arconix Group, created in 1999, includes Arconix/USA, Arconix/UK, and Arconix/Singapore. It distributes fastening and related products and offers logistical and inventory management services within their respective domestic territories.

                                    THE PLAN

     The Plan provides stockholders of the Company with a convenient and economical method of investing cash dividends paid on their Common Stock and Class A Common Stock in additional shares of Common Stock and making voluntary cash purchases of Common Stock without paying any brokerage commissions or administrative fees other than a $5.00 service charge each time a voluntary cash purchase is made.

     Each participant in the Plan may have the cash dividends paid by the Company on the participant's shares of Common Stock or Class A Common Stock automatically reinvested in additional shares of Common Stock and may make voluntary cash payments of not less than $50 per month or more than $3,000 per month to purchase shares of Common Stock. No shares of Class A Common Stock may be purchased under the Plan. A participant may make voluntary cash payments whether or not the participant in the Plan has authorized the reinvestment of cash dividends. Stockholders electing to participate in the Plan may also deposit certificates representing shares of Common Stock held outside of the Plan into the Plan for safekeeping and sell such book-entry shares of Common Stock credited to their account through the Plan. Stockholders who do not elect to reinvest their dividends will continue to receive cash dividends by check as and when such dividends are declared and paid.

     As explained below, the cash dividends and any voluntary cash payments of a participant will be applied by First Union, as agent, (see Item 3) to the purchase of shares of Common Stock at a purchase price determined in the manner set forth in Item 13. The Company will pay most expenses incurred in connection with such purchases, including any brokerage commissions incurred as a result of purchases of shares in the open market. Upon the sale of book-entry shares credited to the participant's account by First Union, the participant must pay applicable brokerage commissions and administrative fees. See Items 9 and 22.

     The Company has reserved 1,000,000 shares of Common Stock for use under the Plan.

                             DESCRIPTION OF THE PLAN

     The following is a description of the provisions of the Plan.

1.   PURPOSES OF THE PLAN

     The purposes of the Plan are to (a) provide stockholders of the Company with a simple and convenient method of investing cash dividends paid in shares of Common Stock and making voluntary cash purchases of shares of Common Stock without payment of any brokerage commissions or administrative fees other than a $5.00 service charge each time a voluntary cash purchase is made and (b) provide the Company with additional funds for general corporate purposes. No shares of Class A Common Stock may be purchased under the Plan.

2.   ADVANTAGES TO PARTICIPANTS

     Participants may reinvest the dividends paid on their Common Stock and Class A Common Stock to purchase additional shares of Common Stock and may make voluntary cash purchases of shares of Common Stock without paying any brokerage commissions or administrative fees other than a $5.00 service charge on any voluntary cash purchases. See Item 9. A participant's funds are fully invested in Common Stock through the purchase of whole shares and fractional shares. Quarterly statements of account provide participants with a record of each transaction. See Item 19.

     Participants may also deposit Common Stock certificates, at no cost, in the Plan for safekeeping and to facilitate the transfer or sale of shares of Common Stock through the Plan in a convenient and efficient manner. See Item 17. A participant may direct the agent to transfer, at no cost, all or a portion of the shares of Common Stock held in a participant's account including those shares deposited into the Plan for safekeeping. See Item 16. A participant may direct the agent to sell shares of Common Stock held in the participant's account for which the participant must pay applicable brokerage commissions and administrative fees. See Item 18.

3.   ADMINISTRATION OF THE PLAN

     First Union administers the Plan and purchases shares of Common Stock as the agent for the Plan. The shares of Common Stock acquired by the agent will be either purchased from the Company or purchased on the open market, as the Company determines in its sole discretion from time to time. In purchasing shares on the open market, the agent will have, consistent with applicable securities laws and regulations, absolute discretion to determine the volume, timing, and price of such purchases. If you decide to participate in the Plan, the agent will keep a continuous record of your participation in the Plan and send you a statement of your account under the Plan after each purchase affecting your account. Shares purchased through the Plan will be credited in book-entry form to your account. You may deposit your Common Stock certificates for conversion to book-entry shares, which will be credited to your account. Doing so will relieve you of the responsibility for the safekeeping of multiple certificates for shares purchased and protect you against loss, theft, or destruction of stock certificates.

     First Union may be contacted as follows:

     CORRESPONDENCE

     All correspondence and inquiries relating to the Plan should be mailed to:

                  First Union National Bank
                  Equity Services Group, 3C3
                  1525 West W.T. Harris Blvd.
                  Charlotte, NC  28288-1153

     Please be sure to include a reference to PennEngineering in your correspondence, your stockholder account number and taxpayer identification number (social security number), and a day-time telephone number where you may be contacted during normal working hours to facilitate a prompt response.

     TELEPHONE

     Shareholder Customer Service: (800) 829-8432

     Outside the United States: (704) 590-0394

     Customer Service Representatives are available from 9:00 a.m. - 5:00 p.m., eastern time, each business day.

     INTERNET

     First Union's Internet address is "http://www.firstunion.com/corptrust". Messages forwarded on the Internet will be responded to promptly.

4.   PERSONS ELIGIBLE TO PARTICIPATE

     Any registered holder of Common Stock or Class A Common Stock or participant in the Company's Employee Stock Purchase Plan is eligible to participate in the Plan, provided that (a) such stockholder or Employee Stock Purchase Plan participant completes an enrollment authorization form, as described in Item 7, and (b) in the case of citizens or residents of a country other than the United States, its territories, and posses-sions, participation would not violate local laws applicable to the Company, the Plan, and the participant. Dividends paid on Common Stock and Class A Common Stock will be reinvested only in shares of Common Stock. No shares of Class A Common Stock may be purchased under the Plan.

5.   BECOMING A PARTICIPANT

     Registered holders of either or both Common Stock and Class A Common Stock and participants in the Company's Employee Stock Purchase Plan may join the Plan at any time after completing and signing the enrollment authorization form provided by First Union, as described in Item 7, and returning it to First Union. A postage-paid envelope will be provided for this purpose. Requests for copies of enrollment authorization forms and this Prospectus should be made in writing, by telephone or through the Internet to the address, telephone number, or Internet address listed in Item 3. Record holders of Common Stock and Class A Common Stock should be sure to sign their name(s) on the enrollment authorization form exactly as their name(s) appear on their enrollment authorization form.

     A beneficial owner, i.e., a stockholder whose shares are held in nominee name by a bank, broker, or other person, must (a) become a record holder (i.e., a stockholder who is registered on the books of the Company by having such shares transferred into the stockholder's name) or (b) make arrangements with the broker, bank, or other nominee to participate in the Plan on the stockholder's behalf.

     Any person or entity will become a participant only after the participant fulfills the above prerequisites for participation and a properly completed enrollment authorization form has been received and accepted by First Union.

     Stockholders are cautioned that the Plan does not represent a change in the Company's dividend policy or a guarantee of future dividends, which will continue to depend upon the Company's earnings, financial condition, and other factors.

6. PARTICIPATION BY EMPLOYEES WHO OWN SHARES THROUGH THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN

     An employee who participates in the Company's Employee Stock Purchase Plan can elect to participate in the Plan by completing an enrollment authorization form and returning it to First Union. Participants in the Company's Employee Stock Purchase Plan need not be registered holders of either Common Stock or Class A Common Stock to participate in the Plan.

7.   THE ENROLLMENT AUTHORIZATION FORM

     The enrollment authorization form specifies the method by which an eligible stockholder or participant in the Company's Employee Stock Purchase Plan elects to participate in the Plan. If the "Full Dividend Reinvestment" box is checked, then First Union will invest in shares of Common Stock (a) all of the participant's cash dividends on both shares of Common Stock and Class A Common Stock registered in the participant's name in stock certificate form, all book-entry shares credited to the participant's account, and any shares held under the Company's Employee Stock Purchase Plan and (b) any voluntary cash payments made by the participant.

     If the "Partial Dividend Reinvestment" box is checked, the participant must specify, in the box provided for that purpose, the number of shares of Common Stock and/or Class A Common Stock or any shares held under the Company's Employee Stock Purchase Plan on which cash dividends will be sent to the participant.

The number of shares specified in the box includes shares registered in the participant's name in stock certificate form, book-entry shares credited to the participant's account, and any shares held under the Company's Employee Stock Purchase Plan. First Union will invest in shares of Common Stock (a) the cash dividends on the remainder of shares registered in the participant's name in stock certificate form, book-entry shares credited to the participant's account, and any shares held under the Company's Employee Stock Purchase Plan and (b) any voluntary cash payments made by the participant.

     If the "Voluntary Cash Payments Only (No Dividend Reinvestment)" box is checked, then the Company will send directly to the participant cash dividends on both shares of Common Stock and Class A Common Stock registered in the participant's name in stock certificate form, book-entry shares credited to the participant's account, and any shares held under the Company's Employee Stock Purchase Plan, but First Union will invest the participant's voluntary cash payments in shares of Common Stock. Under the Plan, dividends will be reinvested, paid in cash, or both, as designated on the enrollment authorization form until a participant specifies otherwise.

8.   CHANGING DIVIDEND REINVESTMENT OPTIONS

     Participants may change their dividend reinvestment option from that previously selected at any time by telephoning First Union or by completing and signing a new enrollment authorization form and returning it to First Union. A change in the reinvestment of cash dividends will be effective on the next succeeding dividend payment date.

9.   COSTS AND EXPENSES UNDER THE PLAN

     Participants will not be charged any brokerage commissions or other fees with respect to purchases of Common Stock under the Plan with reinvested dividends. There will be a service charge of $5.00 each time a voluntary cash purchase is made under the Plan.

     A participant who requests that First Union sell shares of Common Stock held in the participant's account in the Plan will pay the applicable brokerage commissions, a service fee, and any other costs incurred in connection with such sale. See Item 18. All other costs of administration of the Plan will be paid by the Company.

10.  SOURCE OF COMMON STOCK PURCHASED UNDER THE PLAN

     Plan shares will be purchased either directly from the Company, which shares will be either authorized but unissued shares or shares held in the treasury, or on the open market or any combination of the foregoing, as the Company determines from time to time.

11.  TIMING OF PURCHASES UNDER THE PLAN

     Purchases for the account of participants in the Plan with respect to reinvestment of dividends will be made on the applicable dividend payment dates, currently on or about January 15, April 15, July 15, and October 15. In months in which the Company makes dividend payments, voluntary cash contributions received by the 10th of the month will be combined with and invested on the dividend payment date with any dividend payment to be reinvested. Voluntary cash contributions received by the 10th day of other months will be invested on the 15th day or, if the 15th is not a trading day, the first trading day thereafter in that month. See Item 13.

     First Union will apply a participant's cash dividend paid on Common Stock or Class A Common Stock and any voluntary cash contributions to purchase whole and fractional shares of Common Stock and credit the shares to such participant's account. Dividends on all shares held by First Union in a participant's account will also be reinvested to purchase additional shares of Common Stock. Only shares of Common Stock may be purchased under the Plan, and no shares of Class A Common Stock may be purchased under the Plan. Therefore, dividends paid on Class A Common Stock held by a participant in the Plan will be invested in shares of Common Stock under the Plan.

12.  NUMBER OF SHARES PURCHASED FOR EACH PARTICIPANT

     The number of shares purchased for each participant is dependent on the amount of a participant's dividends and/or voluntary cash contributions to be invested and the price per share of the Common Stock. Each participant's account will be credited with the number of shares, including fractions computed to no less than three decimal places, equal to the total amount invested divided by the applicable purchase price per share. See Item 13.

13.  THE PRICE OF SHARES PURCHASED UNDER THE PLAN

     Shares of Common Stock purchased through the Plan directly from the Company will be purchased at the current market price, which is deemed to be the average closing prices for the Common Stock reported on the New York Stock Exchange - Composite (or other principal trading market for the Common Stock in the future) for the five trading days immediately preceding the 15th day of the month. If there is no reported price available for the Common Stock for the five trading days preceding the applicable purchase date, then the Company's management shall make the determination of the purchase price on the basis of such information as it considers best reflects current market value.

     The price per share of Common Stock purchased on the open market for allocation to the accounts of the Plan participants as of an investment date will be the weighted average price paid by First Union for all open market shares that were purchased by First Union for that investment date.

14.  VOLUNTARY CASH PAYMENT OPTION

     In the months that the Company makes dividend payments, voluntary cash payments received from a participant by First Union by the 10th day of the month will be combined with and invested on the dividend payment date with any dividend payment to be reinvested. Voluntary cash contributions received by the 10th day of other months will be invested on the 15th day of that month or, if the 15th is not a trading day, on the first trading day thereafter in that month. First Union will return voluntary cash payments to a participant upon telephone, Internet or written request from a participant at least two business days prior to the investment date.

     If a stockholder wishes to participate only through the investment of voluntary cash payments, the stockholder must check the "Voluntary Cash Payments Only (No Dividend Reinvestment)" box on the enrollment authorization form.

     Interest will not be paid by the Company or First Union on any voluntary cash payments held pending investment under the Plan. Therefore, it is suggested that any voluntary cash payment you wish to make be sent so as to reach First Union as close as possible prior to the 10th day of the month. A participant should be aware of possible delays in the mail if payment is to be made in that manner.

15.  MANNER OF PAYING FOR VOLUNTARY CASH PAYMENTS

     The option to make cash payments by check or money order is available to participants each month. Voluntary cash payments by a participant cannot be less than $50 per month or more than a total of $3,000 in a month. If First Union receives payments totaling less than $50 in a month or more than $3,000 in a month from a participant, the amount received of less than $50 or the amount by which the payments exceed $3,000, as applicable, will be returned to the participant.

     A voluntary cash payment may be made by a participant when enrolling by enclosing a check or money order in United States dollars (made payable to "First Union National Bank - PennEngineering") with the enrollment authorization form. Thereafter, voluntary cash payments may be made through the use of cash payment forms attached to each participant's statement of account. The same amount of money need not be sent each month, and a participant has no obligation to make a voluntary cash payment each month.

16.  TRANSFERS OF PLAN SHARES BY A PARTICIPANT

     If a participant wishes to change the ownership of all or part of the participant's Plan shares through gift, private sale, or otherwise, the participant may do so by delivering a written request to First Union. The transfer will be effected as soon as practicable following First Union's receipt of the required documentation, subject to receipt of the written request on or before the record date relating to a cash dividend payment. No fractional shares of Common Stock credited to a participant's account may be transferred unless the participant's entire account is transferred. Requests for account transfers are subject to the same requirements as for the transfer of securities, including the requirement of receipt by First Union of a properly executed stock assignment with a medallion signature guarantee.

     Shares transferred will continue to be held by First Union as agent under the Plan. An account will be opened in the name of the transferee, if the transferee is not already a participant, and such transferee will automatically be enrolled in the Plan. All dividends on shares transferred to the transferee's Plan account will also be reinvested.

     A transferee will be sent a statement showing the transfer of such shares into the transferee's account.

17.  SAFEKEEPING DEPOSIT OF COMMON STOCK CERTIFICATES

     At the time of enrollment in the Plan, or at any later time, participants may use the Plan's "Share Safekeeping Service" to deposit with First Union any Common Stock certificates in their possession. Shares deposited will be transferred into the name of First Union or its nominee and credited to the participant's account under the Plan. Thereafter, such shares will be treated in the same manner as shares purchased through the Plan. By using the Plan's Share Safekeeping Service, participants no longer bear the risk associated with loss, theft, or destruction of stock certificates. Also, because shares deposited with First Union are treated in the same manner as shares purchased through the Plan, they may be transferred or sold through the Plan in a convenient and efficient manner.

18.  SELLING SHARES THROUGH THE PLAN

     Participants may sell shares of Common Stock held through the Plan in most cases by mailing their sale request using one of the transaction forms provided with each statement. Certificate shares of Common Stock held outside the Plan can be deposited in a participant's Plan account and subsequently sold through the Plan.

     First Union National Bank will process participants' orders no less frequently than once a week. The proceeds of the sale, less applicable service fees, brokerage commissions, and other costs of sale, will be sent to the participant. Any shares to be sold will be sold through a brokerage firm to be selected by First Union and could include a brokerage firm that is an affiliate of First Union.

     Participants have full control of their Plan shares and may transfer or dispose of them at any time. Participants may choose to sell shares held for them by First Union through the broker of the participant's choice by instructing First Union in writing. A certificate will be issued and mailed to the participant or the participant's broker, if so requested, within two business days of First Union's receipt of the request.

19.  REPORTS TO PARTICIPANTS IN THE PLAN

     Each participant will receive a quarterly statement showing any dividends reinvested as well as all transactions for the participant's account during the current calendar year. Statements will also be provided whenever the participant has deposited or transferred shares of Common Stock or has made voluntary cash purchases of shares of Common Stock. Participants should retain these statements in order to establish the cost basis, for tax purposes, of shares of Common Stock acquired under the Plan. First Union may charge a participant for a transcript of the history of such participant's account.

     Participants will receive copies of all communications sent to holders of Common Stock, including quarterly reports, annual reports, proxy material, consent solicitation material, and Internal Revenue Service information, if appropriate, for reporting dividend income. All notices, statements, and other communications from First Union to participants will be addressed to the latest address of record. Therefore, it is important that participants promptly notify First Union in writing of any change of address.

20.  DIVIDENDS ON SHARES HELD IN A PARTICIPANT'S ACCOUNT UNDER THE PLAN

     The Company pays dividends, as declared, to the record holders of shares of its Common Stock and Class A Common Stock. As the record holder and as agent for the participants, First Union receives dividends for all shares of Common Stock held in the Plan on the record date. First Union credits such dividends to participants on the basis of full and fractional shares held in their accounts and reinvests such dividends in shares of Common Stock.

21.  ISSUANCE OF CERTIFICATES FOR SHARES UPON REQUEST OF A PARTICIPANT

     Unless a participant requests, certificates for Common Stock purchased under the Plan will not be distributed to the participant. The number of shares credited to a participant's account under the Plan will be shown on the participant's statement of account. However, except as indicated below, a participant may receive certificates for full shares accumulated in the participant's account under the Plan at any time either by writing or calling First Union or instructing First Union via the Internet. If certificates for fewer than all of the shares held in a participant's account are issued, any remaining full shares and fractional shares will be reflected in the participant's account and the participant will remain enrolled in the Plan unless and until the participant terminates his or her participation.

     A participant's rights under the Plan and shares held in the account of a participant under the Plan may not be pledged. A participant who wishes to pledge the participant's shares must request that certificates for such shares be issued in the participant's name and delivered to the participant.

     Certificates for fractional shares will not be issued under any circumstances. See Item 23.

     Accounts in the Plan will be maintained in the names in which the certificates of stockholders were registered at the time the stockholders became participants in the Plan. Likewise, certificates for full shares of Common Stock will be registered in the same name when issued.

     Upon written request, certificates will be registered and issued in names other than the account name, subject to compliance with any applicable laws and the payment by the participant of any applicable taxes, provided that the request meets the usual requirements of First Union for the recognition of a transfer of Common Stock of the Company.

22.  WITHDRAWAL FROM THE PLAN

     A participant may withdraw all or a portion of the shares of Common Stock credited to or held in his or her account either by writing to or calling First Union or instructing First Union via the Internet to that effect. When a participant withdraws from the Plan, the participant will receive certificates for the total number of whole shares of Common Stock held in such participant's account under the Plan and a check for any fraction of a share of Common Stock valued at the then current market price of the Common Stock less any brokerage commission, any service fee, and any other costs of sale. However, whether or not a participant has requested termination, the participant may instruct First Union in writing to sell all or a portion of the shares of Common Stock in the participant's account and deliver the proceeds, less any applicable brokerage commissions, a service fee, and any other costs of sale, to the participant. See
Item 18.

23.  SALE OF FRACTIONAL INTEREST UPON WITHDRAWAL FROM THE PLAN

     Any fractional interest in a share of Common Stock withdrawn will be sold by First Union at the then current market price less any brokerage commission, any service fee, and any other costs of sale. In no case will certificates representing a fractional interest be issued.

24.  TERMINATION OF PARTICIPATION

     A participant may terminate his or her participation in the Plan at any time by notifying First Union in writing to that effect. Such instructions will be processed as promptly as possible after receipt. If a notice to terminate is received by First Union on or after the record date for a dividend payment, First Union, in its sole discretion, may either pay such dividend in cash or reinvest it in shares of Common Stock on behalf of the terminating participant. If such dividend is reinvested, First Union may sell the shares of Common Stock purchased and remit the proceeds to the participant, less any brokerage commission, any service fee, and any other costs of sale.

25.  FEDERAL INCOME TAX CONSEQUENCES

     A participant who reinvests dividends under the Plan will be treated for federal income tax purposes as having received a taxable dividend in an amount equal to the cash dividend reinvested in shares of Common Stock under the Plan, even though that amount is not actually received in cash but instead is applied to the purchase of shares for the participant's account. In addition, rulings issued by the Internal Revenue Service indicate that a participant's share of brokerage commissions for purchases of open market shares, which will be paid by the Company, will be taxable as dividend income to the participant. A participant's adjusted basis in the shares of Common Stock acquired under the Plan will be equal to the amount required to be treated as a dividend, including any brokerage commissions allocated to such purchases.

     Common Stock purchased with voluntary cash payments will be treated in the same manner as Common Stock purchased outside of the Plan. A participant's adjusted basis in such shares will be equal to the price paid, increased by any brokerage commission, which will be paid by the Company, allocated to such purchases and treated as dividend income.

     A participant will not realize any taxable income when he or she receives certificates for whole shares credited to the participant's account upon a request for such certificates. However, if the participant receives, upon request, a cash payment as a result of the sale of whole or fractional shares credited to the participant's account, the participant will realize gain or loss measured by the difference between the amount of the cash received and the participant's basis in such shares or fractional shares. Such gain or loss will be capital in character if such shares or fractional shares are a capital asset in the participant's hands. For further information as to the tax consequences of participation in the Plan, a participant should consult with his or her own tax advisors.

     The tax consequences under state and local tax laws and, for participants who do not reside in the United States, under foreign tax laws will vary from jurisdiction to jurisdiction. Each participant is advised to consult his or her own tax advisor to determine the tax consequences of a particular transaction in his or her account.

     THE TAX INFORMATION IN THIS ITEM 25 IS PROVIDED SOLELY AS A GUIDE TO YOU AND MAY BE SUBJECT TO CHANGE BY FUTURE LEGISLATION. YOU ARE ADVISED TO CONSULT YOUR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, AND FOREIGN INCOME TAX EFFECTS OF PARTICIPATION IN THE PLAN.

26. EFFECT OF A PARTICIPANT'S SALE OR TRANSFER OF ALL SHARES OF THE COMPANY'S COMMON STOCK AND CLASS A COMMON STOCK REGISTERED IN THE PARTICIPANT'S NAME

     If a participant disposes of all of the shares of Common Stock and Class A Common Stock registered in his or her name, First Union will continue to reinvest the dividends paid on the shares of Common Stock held in the participant's account in the Plan until First Union is otherwise notified.

27.  STOCK DIVIDENDS AND STOCK SPLITS

     Any shares of Common Stock issued as a stock dividend or pursuant to a stock split with respect to shares of Common Stock held in a participant's account will be credited to the participant's account. Stock dividends or split shares distributed on shares registered in a participant's name will be mailed directly to the participant.

28.  VOTING OF SHARES HELD IN A PARTICIPANT'S ACCOUNT

     If a participant has shares held in an account under the Plan on a record date for a meeting of stockholders, the participant will be sent proxy material with respect to that meeting. Under the Company's Restated Certificate of Incorporation, holders of Common Stock generally do not have a right to vote on any matter submitted to the Company's stockholders for a vote. In the event holders of Common Stock are entitled to vote on a matter at a stockholders meeting, any whole shares, but not fractional shares, of Common Stock that are held in such participant's account under the Plan on the record date for a meeting may be voted in person at such meeting or by submitting a proxy to direct one or more individuals to vote on the participant's behalf. In such event, participants under the Plan who are registered holders will receive only one proxy, which will include any shares credited to such participant's account, and shares for which no proxy is received will not be voted.

29.  SUSPENSION, MODIFICATION, AND TERMINATION OF THE PLAN BY THE COMPANY

     The Company may suspend, modify, or terminate the Plan at any time, in whole, in part, or in respect of participants in one or more jurisdictions, without the approval of participants. Notice of such suspension, modification, or termination will be sent to all affected participants, who will in all events have the right to withdraw from participation. Upon any termination of the Plan, each affected participant will receive certificates for all of the whole shares of Common Stock credited to the participant's account and a check for the cash value of any fractional shares of Common Stock credited to the participant's account. Such fractional shares will be valued at the then current market value, less any brokerage commissions, any service fee, and any other costs of sale.

     In the event the Company terminates the Plan for the purpose of establishing another dividend reinvestment plan, participants will be automatically enrolled in such other plan and shares credited to the participants' Plan accounts will be credited automatically to such other plan, unless First Union receives notice in writing to the contrary from the participant.

     The Company also reserves the right to terminate any participant's participation in the Plan at any time for any reason upon written notice to the participant at the address appearing on First Union's records.

30.  INTERPRETATION OF THE PLAN

     Any question of interpretation arising under the Plan will be determined by the Company, and any such determination will be final.

31. PARTICIPANT BEARS RISK OF MARKET FLUCTUATIONS IN THE COMMON STOCK WITH RESPECT TO ALL SHARES HELD BY THE PARTICIPANT UNDER THE PLAN

     A participant's investment in Common Stock under the Plan will be no different from an investment in Common Stock held directly. The participant will bear the risk of loss and realize the benefits of any gain from market price changes with respect to all shares held by him or her under the Plan.

32.  LIABILITY OF THE COMPANY AND FIRST UNION IN CONNECTION WITH THE PLAN

     Neither the Company nor First Union, as Plan administrator, will be liable for any act done in good faith or for any good faith omission to act in connection with the Plan, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death, or with respect to the prices at which shares of Common Stock are purchased or shares of Common Stock are sold from the participant's account, and the times when such purchases and sales are made, or with respect to any loss or fluctuation in the market value after the purchase or sale of such shares.

     Participants should recognize that neither the Company nor First Union can assure participants of a profit or protect them against a loss on the shares of Common Stock purchased by them under the Plan.


                                 USE OF PROCEEDS

     The proceeds to the Company from sales of Common Stock purchased directly from the Company pursuant to the Plan will be used for general corporate purposes, including investment in and advances to the Company's subsidiaries.

                                     EXPERTS

     The consolidated financial statements of the Company incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated in this Prospectus by reference. Such consolidated financial statements are incorporated in this Prospectus by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                                  LEGAL OPINION

     The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Duane Morris, Philadelphia, Pennsylvania. Thomas M. Hyndman, Jr., a director of the Company and a retired partner of Duane Morris, owns 4,220 shares of Common Stock, 1,040 shares of Class A Common Stock, and currently exercisable options to purchase 3,750 shares of Common Stock. Mr. Hyndman is also the co-trustee of trusts that hold an aggregate of 1,308,920 shares of Common Stock and 593,608 shares of Class A Common Stock. Another partner of Duane Morris is a trustee of two trusts that hold an aggregate of 175,000 shares of Common Stock and 110,000 shares of Class A Common Stock.


                              AVAILABLE INFORMATION

     The Company is subject to the reporting requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements, and other information with the Commission. Such reports, proxy statements, and other information can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a Web site that contains such materials at http://www.sec.gov.

     The Company has filed with the Commission in Washington, D.C. a registration statement on Form S-3 under the Securities Act with respect to the securities covered by this Prospectus. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the registration statement. For further information with respect to the Company and the securities offered hereby, reference is made to the registration statement, including the exhibits filed or incorporated as a part of the registration statement. Statements contained herein concerning the provisions of documents filed with, or incorporated by reference in, the registration statement as exhibits are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable documents filed with the Commission. Copies of the registration statement and the exhibits thereto are on file at the offices of the Commission and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the Commission described above.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFERING IN SUCH JURISDICTION.


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Incorporation of Certain Documents
   by Reference .........................................................     2
The Company..............................................................     3
The Plan.................................................................     3
Description of the Plan..................................................     4
Use of Proceeds..........................................................    13
Experts..................................................................    14
Legal Opinion............................................................    14
Available Information....................................................    14



                                1,000,000 SHARES



                                PENN ENGINEERING

                             DIVIDEND REINVESTMENT
                            AND STOCK PURCHASE PLAN



                                  COMMON STOCK



                                    --------
                                   PROSPECTUS
                                    --------

                                NOVEMBER 15, 2001

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses relating to the registration of the shares of Common Stock being offered hereby will be borne by the Company. Such expenses are estimated as follows:

Item                                                                  Amount
----                                                                  ------

Registration Fee..................................................   $ 4,388
                                                                      ------
*Legal Fees and Expenses..........................................    20,000
 *Accounting Fees and Expenses....................................     5,000
*Printing and Duplicating.........................................    10,000
*Miscellaneous Expenses...........................................     1,000
                                                                      ------
                  Total...........................................   $40,388
                                                                     =======

*Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

     In the case of an action or suit by or in the right of the corporation to procure a judgment in its favor, Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by reason of the fact that such person is or was acting in any of the capacities set forth above against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that indemnification is not permitted in respect of any claim, issue, or matter as to which such person is adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

     Section 145 further provides that a Delaware corporation is required to indemnify a director, officer, employee, or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with any action, suit, or proceeding or in defense of any claim, issue, or matter therein as to which such person has been successful on the merits or otherwise; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of such person's heirs, executors, and administrators and empowers the corporation to purchase and maintain insurance on behalf of a director or officer against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person's status as such whether or not the corporation would have the power to indemnify such person against such liability under Section 145. A Delaware corporation may provide indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because such person has met the applicable standard of conduct. Such determination is to be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not party to such action, suit, or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.

     Article VIII of the Company's By-laws provides for indemnification of directors and officers of the Company to the fullest extent permitted by the General Corporation Law of the State of Delaware, as presently or hereafter in effect.

     The Company provides liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company up to an aggregate of $25,000,000 inclusive of defense costs, expenses, and charges.

     In addition, as permitted by the General Corporation Law of the State of Delaware, Article X of the Company's Restated Certificate of Incorporation provides that no director of the Company shall incur personal liability to the Company or its stockholders for monetary damages for breach of such person's fiduciary duty as a director; provided, however, that the provision does not eliminate or limit the liability of a director for (i) any breach of the director's duty of loyalty to the Company or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the unlawful payment of dividends or unlawful purchase or redemption of stock under Section 174 of the General Corporation Law of the State of Delaware; or (iv) any transaction from which the director derived an improper personal benefit.

ITEM 16. EXHIBITS.

     The Exhibits filed herewith are set forth on the Index to Exhibits filed as a part of this Registration Statement.

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(i) and (a)(ii) of this Item 17 do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby further undertakes that, insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the registrant, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Danboro, Pennsylvania on November 15, 2001.

                               PENN ENGINEERING &
                               MANUFACTURING CORP.


                               By:/s/ Kenneth A. Swanstrom
                                  ---------------------------------------------
                                  Kenneth A. Swanstrom, Chairman
                                  of the Board and Chief Executive Officer

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Kenneth A. Swanstrom and Mark W. Simon, and each or either of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person's name, place, and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



        Signature                                    Title                          Date
----------------------------         -----------------------------------      -----------------


/s/ Kenneth A. Swanstrom             Chairman of the Board and                November 15, 2001
----------------------------         Chief Executive Officer
Kenneth A. Swanstrom                 (principal executive officer)


/s/ Martin Bidart                    President, Chief Operating               November 15, 2001
----------------------------         Officer and Director
Martin  Bidart                       (principal operating officer)


/s/ Mark W. Simon                    Vice President - Finance, Corporate      November 15, 2001
----------------------------         Secretary and Director (principal
Mark W. Simon                        financial and accounting officer)


/s/ Willard S. Boothby, Jr.          Director                                 November 15, 2001
----------------------------
Willard S. Boothby, Jr.


/s/ Lewis W. Hull                    Director                                 November 15, 2001
----------------------------
Lewis W. Hull


/s/ Thomas M. Hyndman, Jr.           Director                                 November 15, 2001
----------------------------
Thomas M. Hyndman, Jr.


/s/ Maurice D. Oaks                  Director                                 November 15, 2001
----------------------------
Maurice D. Oaks


/s/ Charles R. Smith                 Director                                 November 15, 2001
----------------------------
Charles R. Smith


/s/ Daryl L. Swanstrom               Director                                 November 15, 2001
----------------------------
Daryl L. Swanstrom



                                  EXHIBIT INDEX
                    (Pursuant to Item 601 of Regulation S-K)

Exhibit
Number                                Exhibits                                       Reference
-------    -------------------------------------------------------------------    ----------------

4.1        Specimen Stock Certificate for Registrant's Class A Common Stock              *
           (voting) (Incorporated by reference to Registrant's Form 8-A
           Registration Statement filed with the Commission on May 15, 1996.)

4.2        Specimen Stock Certificate for Registrant's Common Stock                      *
           (non-voting) (Incorporated by reference to Registrant's Form 8-A
           Registration Statement filed with the Commission on May 15, 1996.)

4.3        Restated Certificate of Incorporation of Registrant, as amended               *
           (Incorporated by reference to Exhibit 3.1 of Registrant's Form 10-Q
           Quarterly Report for the quarter ended March 31, 2001.)

4.4        By-laws of Registrant, as amended (Incorporated by reference to               *
           Exhibit 3.2 of Registrant's Form 10-Q Quarterly Report for the
           quarter ended June 30, 2000.)

5          Opinion of Duane, Morris & Heckscher LLP                               Filed herewith

23.1       Consent of Ernst & Young LLP                                           Filed herewith

23.2       Consent of Duane, Morris & Heckscher LLP
           (Included in its opinion filed as Exhibit 5)

24         Power of Attorney                                                      Set forth in the
           (see page II-5 of this Registration Statement)                         signature pages
                                                                                  hereto

99         PennEngineering Enrollment Authorization Form                          Filed herewith


-----------

*    Such Exhibit is hereby incorporated by reference as indicated.